7800 Rancharrah Parkway
Reno, NV 89511

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fennemorecraig.com

Exhibit 5.1

August 3, 2022

Kintara Therapeutics, Inc.

9920 Pacific Heights Blvd, Suite 150

San Diego, CA 92121

Re: Prospectus Supplement for Kintara Therapeutics, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel to Kintara Therapeutics, Inc., a Nevada corporation (the “Company”) in connection with the preparation of a Prospectus Supplement (the “Prospectus”) to a registration statement on Form S-3, Registration No. 333-254662 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an aggregate offering price of up to $20,000,000 (the “Purchase Shares”) and 1,630,191 shares of Common Stock (the “Commitment Shares”, and together with the Purchase Shares, the “Offered Shares”) to Lincoln Park Capital Fund, LLC (“Purchaser”).

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

A. Registration Statement, including the Prospectus contained therein;

B. The Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”);

C. The form of Purchase Agreement between the Company and Purchaser; and

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August 3, 2022

C. Such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors as we have deemed necessary as a basis for the opinions expressed below.

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete. We note that the Company has reserved, and assume it will continue to maintain reserved, a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Offered Shares.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the state of Nevada. We express no opinion concerning any securities law or rule.

Based on the foregoing, and in reliance thereon, we are of the opinion that issuance of the Offered Shares has been duly authorized by the Company and, when issued and paid for in accordance with the terms of the Purchase Agreement, the Offered Shares will be validly issued, fully paid and nonassessable.

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may

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be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/Fennemore Craig, P.C.

Fennemore Craig, P.C.

CDOL

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